UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

11055 Flintkote Avenue

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	TROV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2019 (the “Effective Date”), Trovagene, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which it shall sell to the Investors (i) an aggregate of 1,301,268 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase an aggregate of 1,455,072 shares of Common Stock (the “Pre-Funded Warrants”), (iii) Series G Warrants to purchase an aggregate of 2,756,340 shares of Common Stock (the “Series G Warrants”) and (iv) Series H Warrants to purchase an aggregate of 2,756,340 shares of Common Stock (the “Series H Warrants” and together with the Pre-Funded Warrants and the Series G Warrants, the “Warrants”) (the “Offering”). The Shares and the Warrants shall collectively be referred to herein as the “Securities.” The Securities shall be sold at a price of $1.814 per Share and associated Warrants for gross proceeds of approximately $5.0 million. The transaction is anticipated to close on or about October 29, 2019, subject to customary closing conditions. H.C. Wainwright & Co. (“Wainwright”) is acting as exclusive placement agent for the Offering.

The Series G Warrants shall be exercisable immediately for a period of 5.5 years from the date of issuance at an exercise price of $1.56 per share. The Series H Warrants shall be exercisable immediately for a period of 18 months from the date of issuance at an exercise price of $1.56 per share. The Pre-Funded Warrants shall be exercisable immediately at an exercise price of $0.01 per share and shall terminate when exercised in full.

In connection with the Offering, the Company shall issue the designees of Wainwright warrants to purchase an aggregate of 206,726 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants shall be exercisable immediately for a period of 5.5 years from the date of issuance at an exercise price of $2.2675 per share.

In connection with the Securities Purchase Agreement, on the Effective Date, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company is required to file a Registration Statement on Form S-3 (a “Registration Statement”) covering the resale of the Securities and the shares of Common Stock underlying the Warrants within 10 calendar days of the Effective Date. The Company is further required to use its best efforts to have the Registration Statement declared by the Securities and Exchange Commission (the “SEC”) as soon as possible after the filing thereof but in any event no later than the earlier of (i) in the event that the Registration Statement is not subject to a full review by the SEC, the 30th calendar day following the Effective Date, (ii) in the event that the Registration Statement is subject to a full review by the SEC, the 60th calendar day following the Effective Date and (iii) the fifth Trading Day (as such term is defined in the Purchase Agreement) after the date the Company is notified by the SEC that the Registration Statement will not be reviewed or will not be subject to further review. If, among other things, the Corporation fails to (i) file the Registration Statement when required, (ii) have the Registration Statement declared effective when required or (iii) maintain the effectiveness of the Registration Statement, the Corporation will be required to pay certain liquidated damages to the Investors.

The foregoing descriptions of the Purchase Agreement, the Warrants (including the Placement Agent Warrants) and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Warrants (including the Placement Agent Warrants) and the Registration Rights Agreement, forms of which are attached as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The details of the transaction described in item 1.01 are incorporated by reference in its entirety into this item 3.02.

The issuance of the securities described in item 1.01 was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and Rule 506 promulgated thereunder.

Item 8.01	Other Events.

On October 25, 2019, the Company issued a press release announcing the Offering.

A copy of the press release is filed as Exhibit 99.1 to, and incorporated by reference in, this Current Report on Form 8-K. The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Purchase Agreement
10.2	Form of Series G, H and Pre-Funded Warrant and Placement Agent Warrant
10.3	Form of Registration Rights Agreement
99.1	Press Release dated October 25, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2019	TROVAGENE, INC.

	By:	/s/ Thomas Adams
Thomas Adams
Chief Executive Officer